Exhibit 99.1

Press Contact:	Investor Contact:
Caroline Japic	Jane Underwood
Vitria Public Relations	Vitria Investor Relations
408/328-1892	408/212-2608

For Immediate Release

VITRIA ANNOUNCES THIRD QUARTER RESULTS

SUNNYVALE, Calif. October 29, 2003 – Vitria (Nasdaq:VITR), a leading provider of business process integration solutions, today announced results for the third quarter ended September 30, 2003.

Revenue for the third quarter was $18.8 million compared with $18.1 million in the second quarter of 2003. License revenue was $7.1 million compared with $4.2 million in the second quarter of 2003.

Based on Generally Accepted Accounting Principles (GAAP), Vitria’s net loss for the quarter was $3.7 million, or $0.11 per share, compared with a net loss of $6.0 million, or $0.18 per share, in the second quarter of 2003. The non-GAAP loss for the third quarter was $3.1 million, or $0.10 per share, compared with a non-GAAP net loss of $5.5 million, or $0.17 per share, in the second quarter of 2003. Non-GAAP results for the third quarter exclude restructuring charges of $503,000 and non-cash stock based compensation of $83,000. Non-GAAP results for the second quarter of 2003 exclude restructuring charges of $126,000 and non-cash stock based compensation of $337,000.

A reconciliation of non-GAAP results to GAAP results is provided in the financial information attached to this press release.

“The third quarter marked some solid progress as we continue to execute on our strategy, which is to achieve financial stability in the core EAI business and refocus the company’s assets on differentiated solutions for our key vertical markets,” said Gary Velasquez, president and CEO of Vitria. “While Vitria did experience a strong pick-up in the license portion of its revenue mix, we are disappointed in our total revenue results for the third quarter.”

“In the third quarter, we further strengthened Vitria’s financial position by continuing to reduce Vitria’s total non-GAAP operating expense structure to $22.0 million compared with $23.9 million in the previous quarter” said Jeff Bairstow, CFO of Vitria.

Financial Outlook

Based on currently available information, Vitria anticipates that fourth quarter 2003 revenue to be in the range of $20 million to $22 million. In addition, the company anticipates that closing fourth quarter cash and investment balance to be in the range of $90 million to $93 million.

Non-GAAP Financial Measures (Regulation G)

Vitria continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Vitria uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Vitria’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Vitria may not be consistent with the presentation of similar companies in Vitria’s industry. However, Vitria presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Vitria’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses and charges mentioned below and the non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Vitria’s business and its ability to perform in subsequent periods.

Vitria computes its non-GAAP financial measure of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructuring and non-cash stock based compensation charges. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Vitria’s industry, many of which present the same or similar non-GAAP financial measures to investors. Whenever Vitria uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Vitria excludes restructuring charges, including (i) employee severance and other termination benefits, and (ii) lease termination costs and other expenses associated with exiting facilities, from its non-GAAP financial measures of net income. Expenses related to restructuring have, in some cases, had a significant cash impact, and effect on net income as measured in accordance with GAAP. However, Vitria’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expense related to ongoing operations. As a result, Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Vitria’s ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Vitria incurs stock based compensation charges. However, these charges result in no ongoing cash expenditures and otherwise have no material impact on Vitria’s ongoing business operations. Vitria believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Vitria’s ongoing operations.

About Vitria

Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 23 offices around the world, Vitria’s customer base includes more than 500 blue chip companies such as AT&T, Bell Canada, Bell South, The Blue Cross Blue Shield Association, BP, BT, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Schneider Logistics, Sprint, Trane, and the U.S. Departments of Defense and Veterans Affairs. For more information call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.

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Vitria is a registered trademark of Vitria Technology, Inc. All other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, future revenue growth, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially form those referred to in the forward-looking statements. Such factors include but are not limited to: failure to meet financial and product expectations of analysts and investors; risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003 and subsequent Quarterly Reports on Form 10-Q. Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	December, 31 2002
	(unaudited)	*
Assets
Current assets
Cash and cash equivalents	$17,278	$42,427
Short-term investments	79,111	75,436
Accounts receivable, net	12,727	15,108
Other current assets	2,834	3,111

Total current assets	111,950	136,082
Property and equipment, net	3,612	9,179
Other assets	810	1,363

Total assets	$116,372	$146,624

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,996	$2,264
Accrued payroll and related	3,902	6,157
Accrued liabilities	5,303	8,715
Accrued restructuring expenses	6,541	4,258
Deferred revenue	13,885	13,430

Total current liabilities	31,627	34,824
Long-term liabilities
Accrued restructuring expenses	12,533	8,936
Other long-term liabilities	160	916

Total long-term liabilities	12,693	9,852

Stockholders’ Equity
Common stock	33	131
Additional paid-in capital	273,559	273,320
Unearned stock-based compensation	(141)	(517)
Notes receivable from stockholders	(193)	(193)
Accumulated other comprehensive income	658	620
Accumulated deficit	(201,368)	(170,917)
Treasury stock	(496)	(496)

Total stockholders’ equity	72,052	101,948

Total liabilities and stockholders’ equity	$116,372	$146,624

*Derived	from audited financial statements

Vitria Technology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2003	2002	2003	2003	2002
Revenues
License	$7,084	$10,005	$4,192	$21,825	$30,006
Service and other	11,690	16,038	13,867	37,613	47,204

Total revenues	18,774	26,043	18,059	59,438	77,210
Cost of revenues
License	175	112	207	476	2,541
Service and other	5,753	8,353	5,643	18,411	25,501

Total cost of revenues	5,928	8,465	5,850	18,887	28,042

Gross profit	12,846	17,578	12,209	40,551	49,168
Operating expenses
Sales and marketing	8,738	15,035	10,178	31,936	60,194
Research and development	4,207	6,922	4,414	13,892	25,147
General and administrative	3,120	4,614	3,417	10,436	16,128
Stock-based compensation	83	213	126	362	1,498
Amortization of goodwill and intangibles	—	341	—	—	1,072
Impairment of goodwill	—	—	—	—	7,047
Restructuring charges	503	1,665	337	14,848	19,011

Total operating expenses	16,651	28,790	18,472	71,474	130,097

Loss from operations	(3,805)	(11,212)	(6,263)	(30,923)	(80,929)
Other income, net	323	340	462	990	2,310

Net loss before income taxes	(3,482)	(10,872)	(5,801)	(29,933)	(78,619)
Provision for income taxes	251	237	202	518	634

Net loss	$(3,733)	$(11,109)	$(6,003)	$(30,451)	$(79,253)

Basic and diluted net loss per share	$(0.11)	$(0.34)	$(0.18)	$(0.93)	$(2.45)

Weighted average shares used in calculating basic and diluted net loss per share	32,644	32,448	32,598	32,591	32,361

Reconciliation of GAAP and non-GAAP information:	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2003	2002	2003	2003	2002
Total operating expenses	$16,651	$28,790	$18,472	$71,474	$130,097
Cost of revenues	5,928	8,465	5,850	18,887	28,042
Stock-based compensation	(83)	(213)	(126)	(362)	(1,498)
Amortization of goodwill and intangible assets	—	(341)	—	—	(1,072)
Impairment of goodwill	—	—	—	—	(7,047)
Restructuring charges	(503)	(1,665)	(337)	(14,848)	(19,011)

Total non-GAAP operating expenses	$21,993	$35,036	$23,859	$75,151	$129,511

Net loss	$(3,733)	$(11,109)	$(6,003)	$(30,451)	$(79,253)
Stock-based compensation	83	213	126	362	1,498
Amortization of intangible assets	—	341	—	—	1,072
Impairment of goodwill	—	—	—	—	7,047
Restructuring charges	503	1,665	337	14,848	19,011

Non-GAAP net loss	$(3,147)	$(8,890)	$(5,540)	$(15,241)	$(50,625)

Basic and diluted non-GAAP net loss per share	$(0.10)	$(0.27)	$(0.17)	$(0.47)	$(1.56)